Exhibit 99.1

Universal Insurance Holdings, Inc. Insurance Subsidiaries Complete

2017-2018 Reinsurance Programs

Fort Lauderdale, FL, June 1, 2017 - Universal Insurance Holdings, Inc. (NYSE: UVE) today announced the completion by Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC”), the Company’s wholly-owned insurance company subsidiaries, of their 2017-2018 reinsurance programs, effective June 1, 2017. The largest private participants in the insurance subsidiaries’ reinsurance programs include Nephila Capital (via Allianz Risk Transfer), Everest Re, RenaissanceRe, Chubb Tempest Re and Lloyd’s of London syndicates, all of which maintain a rating from S&P Global of A+ or higher.

“We are pleased with the completion and outcome of the 2017-2018 reinsurance programs for both of our insurance companies,” said Jon W. Springer, President and Chief Risk Officer of the Company. “With this renewal, we have continued building on the recent trend of adding additional conservatism to our reinsurance programs without increasing the percentage of premium spent on reinsurance.

“Even with UPCIC’s growing business, we have maintained the same $35 million catastrophe retention for a Florida loss and the same $5 million catastrophe retention for a loss involving states other than Florida. A $35 million loss would now represent just 10.5% of UPCIC’s statutory surplus as of March 31, 2017 and less than 9% of UVE’s stockholder’s equity as of March 31, 2017.

“In addition to adding conservatism by maintaining low first event catastrophe retentions, UPCIC has also added a new contract to reduce its 2nd, 3rd and 4th event retention for a catastrophe loss involving states other than Florida to just $1 million and expanded the top of its reinsurance tower for a single Florida event to $2.65 billion. To further insulate itself for future years, UPCIC has also now successfully secured over $300 million of catastrophe capacity with contractually agreed limits that extend for two or more years.

“APPCIC was also able to continue the conservatism trend by utilizing the same percentage of premium spent on reinsurance to add coverage for its new commercial lines business to all contracts and also maintain the same $2 million catastrophe retention.

“Another year of growing our business and capital, expanding our reinsurance coverage, maintaining the same Florida retention and further reducing our retention in other states, puts us in the strongest position we’ve ever been in as we enter the 2017 hurricane season.”

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota, Michigan, Alabama, Virginia, and New Jersey. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. APPCIC is additionally licensed and has commenced writing Fire, Commercial Multi-Peril, and Other Liability lines of business in Florida. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017.

Contacts:

Investors

Dean Evans

VP Investor Relations

954-958-1306

de0130@universalproperty.com

Media

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449